Exhibit 5.1
[Letterhead of]
CRAVATH, SWAINE & MOORE LLP
[New York Office]
March 3, 2010
Time Warner Inc.,
Historic TW Inc.,
Home Box Office, Inc. and
Turner Broadcasting System, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel for Time Warner Inc., a Delaware corporation (the “Company”), Historic TW Inc., a Delaware corporation (“Historic TW”), Home Box Office, Inc., a Delaware corporation (“HBO”), and Turner Broadcasting System, Inc., a Georgia corporation (“TBS” and, together with Historic TW and HBO, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) debt securities of the Company (the “Debt Securities”); (ii) the guarantees of the Debt Securities by the Guarantors (the “Guarantees”); (iii) shares of preferred stock, $.10 par value per share, of the Company (the “Preferred Stock”); (iv) shares of common stock, $.01 par value per share, of the Company (the “Common Stock”), including Common Stock as may from time to time be issued upon conversion of Debt Securities or Preferred Stock; and (v) warrants to purchase any of the Debt Securities, shares of the Preferred Stock or shares of the Common Stock (collectively, the “Warrants”). The Debt Securities, the Guarantees, shares of the Preferred Stock, shares of the Common Stock and the Warrants are referred to herein collectively as the “Offered Securities”.
          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities will be issued under an Indenture (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), substantially in the form to be filed as an exhibit to the Registration Statement. Any series of the Preferred Stock will be issued pursuant to a Certificate of Designations (the “Certificate of Designations”) relating to the particular series of the Preferred Stock.
          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
          Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Offered Security to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Security, nor the compliance by the Company with the terms of such Offered Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Offered Securities issuable upon conversion, exchange, or exercise of any Offered Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion as follows:

          1. With respect to the Debt Securities and the Guarantees related thereto to be issued under the Indenture, when (A) the Trustee has duly executed and delivered the Indenture and has been qualified to act as trustee under the Indenture, (B) the Indenture has been duly authorized and validly executed and delivered to the Trustee by the Company and each of the Guarantors and has been qualified under the Trust Indenture Act of 1939, as amended, (C) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities and such Guarantees will be validly issued and will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).
          2. With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of shares of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such shares of the Preferred Stock and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware, (B) such Certificate of Designations has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.
          3. With respect to shares of the Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of (i) if applicable, the Offered Securities convertible or exchangeable into the shares of the Common Stock and (ii) the shares of the Common Stock and related matters and (B) certificates representing shares of the Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then such shares of the Common Stock will be validly issued, fully paid and nonassessable.
          4. With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).
          We express no opinion herein as to any provision of the Indenture or the Debt Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.
          Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.

          We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America. Our opinions set forth above in paragraph 1, insofar as they involve matters of the laws of the State of Georgia, are qualified to the extent that we have relied upon the opinion dated the date hereof of Louise S. Sams, Esq., Senior Vice President and General Counsel of TBS (the “TBS Opinion”), a copy of which has been delivered to you, and we have assumed, without independent investigation, the correctness of, and take no responsibility for, the TBS Opinion.
          We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Very truly yours,
Time Warner Inc.
Historic TW Inc.
      One Time Warner Center
           New York, NY 10019
/s/ Cravath, Swaine & Moore LLP
Home Box Office, Inc.
      1100 Avenue of the Americas
           New York, NY 10036
Turner Broadcasting System, Inc.
      One CNN Center
           Atlanta, GA 30303
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